MEMBERSHIP INTEREST PURCHASE AGREEMENT

MEMBERSHIP INTEREST PURCHASE AGREEMENT (the “Agreement”) made as of this 7th day of March, 2012, by and among Synthetic Biologics, Inc., a Nevada corporation (the “Seller”), Hartlab LLC, an Illinois limited liability company (the “Buyer”), and Adeona Clinical Laboratory, LLC, an Illinois limited liability company (the “Company”).

WITNESSETH:

WHEREAS, the Seller owns one hundred percent (100%) of the outstanding membership interests of the Company (the “Membership Interests”), and the Buyer desires to purchase from the Seller the Membership Interests for a purchase price of Seven Hundred Thousand Dollars ($700,000), upon the terms and conditions hereinafter set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and promises herein contained and upon the terms and conditions hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

1.          PURCHASE AND SALE OF THE MEMBERSHIP INTERESTS.

Upon the terms and conditions herein contained, at the Closing (as hereinafter defined), the Seller hereby sells, assigns and transfers to the Buyer and the Buyer agrees to purchase from the Seller all of the Membership Interests and all rights of the Seller in and to the Membership Interests, as of the date of the Closing, free and clear of all liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description.

2.          CONSIDERATION.

The purchase price of the Membership Interests (the “Purchase Price”) shall be Seven Hundred Thousand Dollars ($700,000), payable pursuant to the terms of a non-recourse two (2) year promissory note, attached hereto as Exhibit A, to be issued by the Buyer (the “Note”).

3.          CLOSING.

The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the payment of the Purchase Price as provided above.

4.          CONDITIONS TO CLOSING.

4.1        Assignment of Receivables. On the date immediately preceding the Closing, the Company shall have assigned all of its accounts receivables to the Seller as of the Closing (the “Closing Accounts Receivables”) in accordance with the Assignment Agreement attached hereto as Exhibit B. Any payment made to the Company or Buyer with respect to a Closing Accounts Receivable shall be paid to the Seller within seven (7) calendar days of receipt.

4.2        Cancellation of Intercompany Debt. On the date immediately preceding the Closing, the guarantees by Seller of obligations of the Company shall be extinguished. The Buyer hereby indemnifies the Seller and its officers and directors and affiliates for any and all claims, demands, losses, expenses and liabilities incurred by the Seller from and after the Closing with respect to or arising out of any obligations of Company or guarantees by Seller of any obligations of the Company.

4.3        Assumption of Trade Payables. The Seller shall assume no liabilities of Company, with the exception of the trade payables incurred by the Company prior to the March 7, 2012 listed on Schedule 4.3.

5.          CONSENT OF THE COMPANY.

The Company, as evidenced by its signature to this Agreement, hereby represents and warrants that upon the Closing the Company shall promptly cause the transfer of the Membership Interests to the Buyer to be reflected on its books and records.

6.          COVENANTS OF THE BUYER.

6.1        Within 90 days following the Closing, the Buyer shall cause the name of the Company to be changed to a name that does not have the words “Synthetic Biologics” or “Adeona” or any derivative thereof.

6.2        The Buyer covenants to use its best effort to continue the operations of the Company at least to the same degree as its current operations until such time as the Note is paid in full.

7.          RECONCILIATION.

Until such time as all Closing Accounts Receivables have been paid to the Seller, the Seller shall have the right to inspect the books and records of the Company during regular business hours, including but not limited to all bank accounts, electronic laboratory billing and collection system (including remote Labdaq and Daqbilling software access), data, records and laboratory documentation and shall be provided unlimited access to the laboratory record keeping system for the Company’s accounts receivables as well as the collections agency retained by the Company to collect its accounts receivables. The Buyer shall provide the Seller with a reconciliation of accounts receivables on a weekly basis. In the event of a dispute between the Buyer and the Seller in connection with a reconciliation, which dispute is not resolved by the parties within ten (10) days of receipt by the Seller of such reconciliation, the parties shall submit such dispute to a third party accountant selected by the parties who will make a final determination. The Buyer hereby acknowledges that the Seller may choose to use a collection agency to collect the Closing Accounts Receivables that may not be the same as the agency used by the Buyer or the Company to collect accounts receivables and the Buyer agrees to provide all assistance necessary to enable the agency selected by Seller to perform its collection services.

8.          LIMITATION OF LIABILITY; RELEASE.

8.1        In no event shall the Seller’s liability for acts, or a failure to act, under this Agreement or in connection with the Company exceed in the aggregate the principal amount of the Note.

8.2        Buyer and Narayan Torke hereby irrevocably release and discharge the Seller and its respective shareholders, members, subsidiaries, directors, managers, officers, employees and agents, their respective successors and assigns, from any and all actions, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, damages, judgments, extents, executions, claims and demands whatsoever, in law or in equity, which against any or all of the foregoing, Buyer and/or Narayan Torke and their respective shareholders, members, subsidiaries, directors, managers, officers, employees, agents or heirs, and their respective successors and assigns, ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world through and including the date hereof, excluding any obligations arising under this Agreement.

9.          REPRESENTATION AND WARRANTIES.

9.1        The Buyer acknowledges and agrees that it is purchasing the Membership Interests “as is”, and that the Seller has made no representations or warranties as to the Membership Interests, except as specifically set forth in this Agreement.

9.2        The Buyer has full authority or capacity to execute and to perform this Agreement in accordance with its terms; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not result in a breach, violation or default or give rise to an event which, with the giving of notice or after the passage of time, or both, would result in a breach, violation or default of any of the terms or provisions or of any indenture, agreement, judgment, decree or other instrument or restriction to which the Buyer is a party or by which the Buyer may be bound or affected; and no further authorization or approval, whether of governmental bodies or otherwise, is necessary in order to enable the Buyer to enter into and perform the same; and this Agreement constitutes a valid and binding obligation enforceable against the Buyer in accordance with its terms.

9.3        The Buyer acknowledges that due to the position of its principal shareholder as the Laboratory Director of the Company it has full access to all pertinent data and information regarding the Company and, as such, has received all the information it considers necessary or appropriate for deciding whether to purchase the Membership Interests. The Buyer further represents that it is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect and has had an opportunity to ask questions and receive answers from the Seller regarding the terms and conditions of the sale of the Membership Interests and the business, properties, prospects and financial condition of the Company.

9.4        The Buyer acknowledges that it can bear the economic risk of its investment, has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the purchase of the Membership Interests.

10.        MISCELLANEOUS.

10.1      Binding Effect, Benefits. This Agreement shall insure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns. Except as otherwise set forth herein, this Agreement may not be assigned by any party hereto without the prior written consent of the Company and of the other parties hereto. Except as otherwise set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

10.2     Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, or transmitted by telecopy or telex, or upon receipt after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made, at the following addresses (or such others as shall be provided in writing hereinafter):

(10)      If to the Seller, to:

Synthetic Biologics, Inc.
3985 Research Park Drive, Suite 200
Ann Arbor, MI 48108
Attention: Jeffery L. Riley
Facsimile: (734) 332-7878

With a copy to:

Leslie Marlow
Gracin & Marlow, LLP
405 Lexington Avenue, 26th Floor
New York, New York 10174
Facsimile; (212) 208-4657

(b)       If to the Buyer, to:

Hart Labs, LLC
391 Quadrangle Drive
Suite N9
Bolingbrook, IL 60440

10.3    Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

10.4    Further Assurances. After the Closing, at the request of either party, the other party shall execute, acknowledge and deliver, without further consideration, all such further assignments, conveyances, endorsements, deeds, powers of attorney, consents and other documents and take such other action as may be reasonably requested to consummate the transactions contemplated by the Agreement.

10.5    Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

10.6    Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

10.7    Government Law. This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of Illinois, without giving effect to the conflicts of law principles thereof and the parties consent to DuPage County, Illinois as having exclusive jurisdiction over any disputes arising under this Agreement.

10.8    Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

10.9    Amendments. This Agreement may not be modified or changed except by an instrument or instruments in writing executed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SELLER:

SYNTHETIC BIOLOGICS, INC.

By:	/s/ Jeffrey Riley
Name: Jeffrey Riley
Title: President and CEO

BUYER:

HARTLAB LLC

By:	/s/ Narayan Torke
Name: Narayan Torke
Title: Managing Member

ACCEPTED AND AGREED:

ADEONA CLINICAL LABORATORY, LLC

By:	/s/ Narayan Torke
Name: Narayan Torke
Title: Managing Member

ACCEPTED AND AGREED:

As to Section 8.2 above:

/s/ Narayan Torke
NARAYAN TORKE

Exhibit A

NON-RECOURSE PROMISSORY NOTE

$700,000.00	March 7, 2012

FOR VALUE RECEIVED, the undersigned, Hartlab LLC, with its principal place of business at 391 Quadrangle Drive Suite N-9, Bolingbrook, IL 60440, its successors and assigns (the “Maker”), hereby unconditionally promises to pay to the order of Synthetic Biologics, Inc., with an address at 3985 Research Park Drive, Suite 200, Ann Arbor, MI 48108 (“Payee”), in lawful money of the United States of America and in immediately available funds, the principal sum of Seven Hundred Thousand Dollars ($700,000.00) (“Principal”) on March 1, 2014 (the “Maturity Date”), together with annual interest thereon from the date hereof on the unpaid Principal at an annual rate of Five and 7/10ths percent (5.7%), payable on the Maturity Date. Interest shall be computed on the basis of a year of 365 days and the actual number of days elapsed. Interest not paid when due shall earn interest at the rate specified above.

1.          If: (a) the Maker fails to make any payment of Principal or interest on this Promissory Note when due (provided the Maker is provided with notice of any such failure and provided with ten (10) days to cure same); (b) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Maker in an involuntary case or proceeding under any federal or state bankruptcy law, which shall (i) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Maker, (ii) appoint a custodian, receiver, trustee, liquidator or similar official for the Maker or for substantially all of its property or assets, or (iii) order the winding-up or liquidation of its affairs, and such judgment, decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; (c) the Maker attempts to sell, transfer, assign or encumber the Secured Assets (as hereafter defined) or undergoes a Change of Control (“as hereinafter defined”); (d) the Maker files a voluntary petition seeking relief under any federal or state bankruptcy law; (e) the Maker breaches any provision of the Pledge and Security Agreement (as hereafter defined); (f) Adeona Clinical Laboratory, LLC, an Illinois limited liability company (“ACL”) shall discontinue providing CLIA regulated high complexity testing services for a period of more than sixty (60) days; (g) the Maker or any of its affiliates shall have instituted or threaten to institute any legal action against Payee or any of it’s affiliates under this or any other Agreement, or (h) the Maker expressly repudiates its obligations hereunder; then all unpaid Principal and all accrued and unpaid interest on this Promissory Note shall become immediately due and payable. The occurrence of any event described in clauses (a) through (f) above shall be referred to as an “Event of Default”. For the purposes hereof, the term a “Change in Control” shall mean a transaction or a series of related transactions pursuant to which (A) the persons constituting a majority of the Managers of Maker on the date of this Agreement shall have ceased to constitute a majority of the Managers of Maker, (B) a person or group of persons (as “group” is defined in the regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who do not currently have beneficial ownership of more than 50% of the outstanding membership interests of Maker acquire, directly or indirectly, beneficial ownership of more than 50% of the outstanding membership interests of Maker, (C) ACL, shall cease to be a wholly owned subsidiary of Maker, or (D) Maker shall sell, transfer or assign all or substantially all of its assets.

2.          The Maker shall have the right to prepay all or any part of the unpaid Principal amount of this Promissory Note with interest thereon, without premium or penalty, at any time prior to the maturity hereof.

3.          This Promissory Note is a non-recourse note and is secured solely by the pledge and grant to the Payee of a security interest in the Maker’s interest in all of the assets of ACL (the “Secured Assets”), pursuant to a Pledge and Security Agreement, of even date herewith (the “Pledge and Security Agreement”), the provisions of which are incorporated herein by reference and form a part hereof. The Maker shall be liable upon the indebtedness evidenced by this Promissory Note, for all sums to accrue or to become payable thereon and for performance of any covenants contained in this Promissory Note or in any of the related documents to the extent, but only to the extent, of the Maker’s security for the same, which consists of all of the Secured Assets. No attachment, execution or other writ or process shall be sought, issued or levied upon any assets, properties or funds of the Maker other than the Secured Assets described in the Pledge and Security Agreement. In the event of foreclosure of such title, liens or security interests, no judgment of any deficiency upon such indebtedness, sums and amounts shall be sought or obtained by the Payee against the Maker.

4.          If one or more of the provisions hereof shall be declared or held to be invalid, illegal, or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby and any such declaration or holding shall not invalidate or render unenforceable such provision in any other jurisdiction. All references in this Promissory Note to the Maker and the Payee shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Promissory Note shall be binding upon and shall inure to the benefit of the successors and assigns of the Maker and the Payee.

5.          Any notice relating to this Promissory Note shall be in writing and shall be deemed to be effective if given and received in the manner expressly provided in the Pledge and Security Agreement.

6.          Presentment, demand, protest or notice of any kind are hereby waived by the Maker. The Maker may not set off against any amounts due to the Payee hereunder, any claims against the Payee or other amounts owed by the Payee to the Maker.

7.          All rights and remedies of the Payee under this Note are cumulative and in addition to all other rights and remedies available at law or in equity, and all such rights and remedies may be exercised singly, successively and/or concurrently. Failure to exercise any right or remedy shall not be deemed a waiver of such right or remedy.

8.          The Maker agrees to pay all reasonable costs of collection, including attorneys' fees which may be incurred in the collection of this Promissory Note or any portion thereof and, in case an action is instituted for such purposes, the amount of all attorneys' fees shall be such amount as the court shall adjudge reasonable.

9.          This Note is made and delivered in, and shall be governed, construed and enforced under the laws of the State of Illinois.

HARTLAB LLC

By:	/s/ Narayan Torke
Name: Narayan Torke
Title: Managing Member

NON-RECOURSE LIMITED GUARANTY

In order to induce Payee to accept this Note, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned (the “Guarantor”), does hereby guarantee, on a non-recourse basis, limited to the assets of the undersigned being pledged to secure this Note, the full, complete and timely performance by Hartlab LLC (the “Maker”) of all of its obligations under the above Note. This Guaranty is absolute and unconditional irrespective of any term or provision of any documents or understandings relating to the above Note (other than its non-recourse basis), or any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor; and no formal or informal change, amendment, modification or waiver of any term or condition of the Note, no extension in whole or in part of the time for the performance by the Maker of any of its obligations under the Note, and no settlement, compromise, release, surrender, modification or impairment, exercise or failure to exercise of any claims, rights, or remedies of any kind or nature under or in connection with the Note shall affect, impair or discharge, in whole or in part, the liability of the undersigned hereunder, the undersigned to be and at all times be and remain liable to the Payee to the same extent, but no greater than, the undersigned would be if it were jointly and severally liable, on a non-recourse basis, limited to the assets of the undersigned being pledged to secure this Note, with the Maker to the Payee for the full, complete and timely payment and performance of and compliance with all obligations of the Maker under the Note. The obligations of the undersigned hereunder shall in no way be released, diminished, or otherwise affected by reason of any voluntary or involuntary proceedings by or against the Maker in bankruptcy or for an arrangement or reorganization or for any other relief under any provision of any bankruptcy or other similar law as from time to time is in effect or the inability or failure of the Maker for any other reason to perform or comply with any or all of its obligations under the above Note.

IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of March 7, 2012.

ADEONA CLINICAL LABORATORY, LLC

By:	/s/ Narayan Torke
Name: Narayan Torke
Title: Managing Member